EX-99.B-77Q1

SUB-ITEM 77Q1(a):   Amendments to Registrant's Charter:

                             ARTICLES SUPPLEMENTARY
                                       TO
                           ARTICLES OF INCORPORATION
                                       OF
                    WADDELL & REED INVESTED PORTFOLIOS, INC.

     Waddell & Reed InvestEd Portfolios, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Maryland, having its principal office in the State of Maryland in Baltimore, Maryland (hereinafter referred to as the "Corporation"), DOES HEREBY CERTIFY:

     FIRST: That the Board of Directors of the Corporation, at a meeting held on November 9, 2005, adopted resolutions authorizing the reallocation of shares of the capital stock of the Corporation.

     SECOND: Pursuant to the authority vested in the Board of Directors of the Corporation by Article FIFTH of the Articles of Incorporation of the Corporation, the Board of Directors has heretofore duly designated, in accordance with Maryland General Corporation Law, the aggregate number of shares of capital stock which the Corporation is authorized to issue at One Billion (1,000,000,000) shares of capital stock (par value $0.001 per share) ("Shares"), amounting in the aggregate to a par value of One Million Dollars ($1,000,000.00). Such shares have heretofore been classified by the Board of Directors among the series of the Corporation as follows:

          Class A             700,000,000 Shares
          Class B             150,000,000 Shares
          Class C             150,000,000 Shares

     THIRD: Pursuant to the authority vested in the Board of Directors of the Corporation by Article FIFTH of the Articles of Incorporation of the Corporation, the Board of Directors hereby, in accordance with Sections 2-105 and 2-605(a)(4) of the Maryland General Corporation Law, redesignates the shares previously designated as Class B and Class C shares as Class A shares and combines such redesignated shares and the Class A shares to result in a single class, Class A, effective March 10, 2006, as follows:

          Class A           1,000,000,000 Shares


     FOURTH: Pursuant to the authority vested in the Board of Directors of the Corporation by Article FIFTH of the Articles of Incorporation of the Corporation, the Board of Directors, in accordance with Maryland General Corporation Law, there being no differences in the preferences, conversion and other rights, voting powers, restrictions as to dividends, qualifications and terms and conditions of redemption of the Corporation's Shares of capital stock outstanding of the Fund now designated as Class A Shares, hereby abolishes such designation of Class.

     FIFTH: Pursuant to the authority vested in the Board of Directors of the Corporation by Article FIFTH of the Articles of Incorporation of the Corporation, the Board of Directors, in accordance with Maryland General Corporation Law, now duly redesignates and reclassifies the capital stock of the Corporation, effective March 10, 2006, among the series of the Corporation as follows:

          Growth Portfolio            500,000,000 Shares
          Balanced Portfolio          300,000,000 Shares
          Conservative Portfolio      200,000,000 Shares
     The aggregate number of shares of stock of the Corporation remains at One

Billion (1,000,000,000) shares of capital stock, the par value remains $0.001 per share, and the aggregate value of all authorized stock remains One Million Dollars ($1,000,000.00).

     SIXTH: The amendments contained herein were approved by a majority of the Board of Directors of the Corporation and are limited to changes permitted by
Section 2-605(a)(4) of the Maryland General Corporation Law to be made without action by the stockholders of the Corporation.

     SEVENTH: The Corporation is registered with the Securities and Exchange Commission as an open-end investment company under the Investment Company Act of 1940, as amended.

     IN WITNESS WHEREOF, the undersigned Vice President of the Corporation hereby executes these Articles of Amendment on behalf of the Corporation this 10th day of March, 2006.

                            Waddell & Reed InvestEd Portfolios, Inc.

                             /s/Kristen A. Richards
                             --------------------------
                             Kristen A. Richards, Vice President

(Corporate Seal)

Attest:/s/Megan E. Bray
       -----------------
       Megan E. Bray, Assistant Secretary


     The undersigned, Vice President of Waddell & Reed InvestEd Portfolios, Inc. who executed on behalf of said Corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles of Amendment to be the act of said Corporation and further certifies that, to the best of her knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.


                            By: /s/Kristen A. Richards
                                ------------------------
                                Kristen A. Richards, Vice President